Exhibit 10.17

REGISTRATION RIGHTS AGREEMENT

among

CHINAAMC SPECIAL INVESTMENT LIMITED

BUDDIES TEAM LMITED

KINGSOFT CLOUD HOLDINGS LIMITED

CELESTIAL POWER LIMITED

METAWIT CAPITAL L.P. (元慧资本有限合伙)

NEW CLOUD LTD.

PRECIOUS STEED LIMITED

SHUNWEI GROWTH III LIMITED

FUTUREX INNOVATION SPC – Special Opportunity Fund VI SP

FUTUREX AI OPPORTUNITY FUND LP (acting through FutureX Innovation Limited as its general partner)

FUTUREX INNOVATION SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios)

HOWATER INNOVATION I LIMITED PARTNERSHIP

CHINA INTERNET INVESTMENT FUND. (中国互联网投资基金（有限合伙）)

DESIGN TIME LIMITED

and

KINGSOFT CORPORATION LIMITED

Dated December 27, 2019

REGISTRATION RIGHTS AGREEMENT

(this “Agreement”) made on December 27, 2019

AMONG:

(1)	Kingsoft Cloud Holdings Limited, a limited liability company organized under the laws of the Cayman Islands (the “Company”);

(2)	Celestial Power Limited, company limited by shares incorporated under the laws of the British Virgin Islands (the “IDG Investor”);

(3)	ChinaAMC Special Investment Limited, a company incorporated under the laws of the British Virgin Islands (the “AMC Investor”);

(4)

Buddies Team Limited, a company incorporated and existing under the laws of the British Virgin Islands with its registered office at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands (the “CM Investor”);

(5)	METAWIT CAPITAL L.P. (元慧资本有限合伙), an exempted limited partnership registered under the laws of the Cayman Islands (the “Metawit Investor”);

(6)	New Cloud Ltd., a business company incorporated and existing under the laws of the British Virgin Islands (the “Minsheng Investor”);

(7)	Shunwei Growth III Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Shunwei Investor”);

(8)	Precious Steed Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Forebright Investor”);

(9)	FUTUREX INNOVATION SPC - Special Opportunity Fund VI SP, a company incorporated and existing under the laws of the Cayman Islands (“FutureX Capital 1”);

(10)

FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner), an exempted limited partnership registered and existing under the laws of the Cayman Islands (“FutureX Capital 2”);

(11)

FutureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios), an exempted segregated portfolio company incorporated and existing under the laws of the Cayman Islands (“FutureX Capital 3”);

(12)

Howater Innovation I Limited Partnership, a limited partnership organized and existing under the laws of the Cayman Islands (“Futurex Capital 4”; together with FutureX Capital 1, FutureX Capital 2 and FutureX Capital 3, “FutureX Capital”);

(13)	China Internet Investment Fund. (中国互联网投资基金（有限合伙）), a limited partnership duly organized and validly existing under the laws of the PRC (the “CIIF Investor”);

(14)	DESIGN TIME LIMITED, a company incorporated and existing under the laws of the British Virgin Islands (the “CCBI Investor”); and

(15)	Kingsoft Corporation Limited, a limited liability company organized under the laws of the Cayman Islands (“Kingsoft”);

(collectively, the “Parties” and each a “Party”).

WHEREAS:

(A)	Kingsoft and the IDG Investor hold certain number of Series B Preferred Shares prior to the date hereof.

(B)	Kingsoft, the IDG Investor, the AMC Investor, the CM Investor and FutureX Capital 1 hold certain number of Series C Preferred Shares prior to the date hereof.

(C)

Kingsoft, the Metawit Investor, the Minsheng Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital 2, FutureX Capital 3 and FutureX Capital 4 hold certain number of Series D Preferred Shares on or prior to the date hereof.

(D)	The CIIF Investor and the CCBI Investor hold certain number of Series D+ Preferred Shares on or prior to the date hereof.

(E)

The Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares are convertible into ordinary shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”) in accordance with the terms of the Company’s seventeenth amended and restated memorandum of association and articles of association (the “Restated Articles”).

(F)

In order to permit the Investors and their respective transferees to freely sell the Ordinary Shares into which Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares are convertible, it may be necessary for such sale to be “registered” by the Company pursuant to United States federal and state securities laws.

(G)	The parties hereto have agreed that the Investors will be granted certain registration rights as provided in this Agreement.

(H)

The Parties other than FutureX Captial 1, FutureX Capital 4, the CIIF Investor and the CCBI Investor are parties to that certain Registration Rights Agreement dated March 29, 2018 (the “Prior Registration Agreement”), which shall be replaced and superseded in its entirety by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (ii) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, the Cayman Islands, the PRC or Hong Kong are required or authorized by law or executive order to be closed.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination,

(a)

if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or

(b)

if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities pursuant to Section 11A(a)(2) of the Exchange Act and the rules thereunder, the last trading price per share of a Registrable Security on such date; or

(c)

if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities pursuant to Section 11A(a)(2) of the Exchange Act and the rules thereunder, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or

(d)

if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board or, if such determination is not satisfactory to the Holder for whom such determination is being made, by an internationally recognized investment banking firm jointly selected by the Company and such Holder, the expenses for which shall be borne by the Company.

If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission of the United States or any similar agency then having jurisdiction to enforce the Securities Act.

“Control” of a Person means (i) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (ii) the power to direct the management or policies of a Person, whether through the ownership or voting proxy of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“Conversion Shares” means the Ordinary Shares issued upon conversion of the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form F-3” means Form S-3 or Form F-3 under the Securities Act or any successor form thereto.

“Form F-4” means Form S-4 or Form F-4 under the Securities Act or any successor form thereto.

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

“Holder” means a holder of Registrable Securities.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Initial Public Offering” or “IPO” means the initial public offering of Ordinary Shares pursuant to an effective Registration Statement.

“Investor” means (i) the IDG Investor, (ii) the AMC Investor, (iii) Kingsoft, (iv) the CM Investor, (v) the Metawit Investor, (vi) the Minsheng Investor, (vii) the Shunwei Investor, (viii) the Forebright Investor, (ix) FutureX Capital, (x) the CIIF Investor, (xi) the CCBI Investor and (xii) any other Person who acquires Registrable Securities from the IDG Investor, the AMC Investor, Kingsoft, the CM Investor, the Minsheng Investor, the Metawit Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor or the CCBI Investor, in each case for so long as such Person remains a holder of Registrable Securities, and in the case of any Investor that is a natural person shall be deemed to include the estate of such Investor and the executor, conservator, committee or other similar legal representative of such Investor or such Investor’s estate following the death or incapacitation of such Investor.

“Investor Affiliate” means any Affiliate of any Investor.

“IPO Effectiveness Date” means the date upon which the Company completes an Initial Public Offering.

“Market Price” means, on any date of determination, the weighted average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“Party” shall mean each of the Company, the AMC Investor, the IDG Investor, Kingsoft, the CM Investor, the Minsheng Investor, the Metawit Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor, the CCBI Investor and any Person that subsequently becomes a party to this Agreement pursuant to the terms hereof.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“Registrable Securities” means (a) the Conversion Shares and (b) any Ordinary Shares issued or issuable with respect to the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D+ Preferred Shares or the Conversion Shares by way of share dividend or share split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; excluding in all cases, however, (i) any Registrable Securities sold by an Investor in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 12.7, (ii) any securities for which registration rights have terminated pursuant to Section 12.1 of this Agreement and (iii) any securities when a Registration Statement covering such securities has been declared effective under the Securities Act by the Commission and such securities have been disposed of pursuant to such effective Registration Statement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act.

“Relative” of a natural Person means the spouse of such Person and any parent, grandparent, sibling or child of such Person.

“Securities Act” means the Securities Act of 1933 of the United States, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Holders” means holders of Ordinary Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares.

“Series A Preferred Shares” means the series A convertible preferred shares, par value US$0.001 per share, of the Company.

“Series B Preferred Shares” means the series B convertible preferred shares, par value US$0.001 per share, of the Company.

“Series C Preferred Shares” means the series C convertible preferred shares, par value US$0.001 per share, of the Company.

“Series D Preferred Shares” means the series D convertible preferred shares, par value US$0.001 per share, of the Company.

“Series D+ Preferred Shares” means the series D+ convertible preferred shares, par value US$0.001 per share, of the Company.

“Shareholders Agreement” means the ninth amended and restated shareholders agreement dated December 27, 2019 among the Company, the AMC Investor, the IDG Investor, Kingsoft, the Minsheng Investor, the Metawit Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital, the CIIF Investor, the CCBI Investor and certain other parties thereto.

“Underwriter” means a Company Underwriter or an Approved Underwriter.

1.2	Terms Defined Elsewhere. The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“AMC Investor”	Preamble
“Approved Underwriter”	Section 6.2
“Arbitration Agreement”	Section 12.11(h)
“Arbitration Notice”	Section 12.11(a)
“CCBI Investor”	Preamble
“CIIF Investor”	Preamble
“Company”	Preamble
“Company Underwriter”	Section 4.2
“Demand Registration”	Section 3.1
“F-3 Initiating Holders”	Section 5.1
“F-3 Registration”	Section 5.1
“Forebright Investor”	Preamble
“FutureX Capital”	Preamble
“HKIAC”	Section 12.11(b)
“Holders’ Counsel”	Section 8.1(a)
“IDG Investor”	Preamble
“Incidental Registration”	Section 4.1
“Indemnified Party”	Section 9.3
“Indemnifying Party”	Section 9.3
“Initiating Holders”	Section 3.1

“Inspector” and “Inspectors”	Section 8.1(g)
“Kingsoft”	Preamble
“Liability” and “Liabilities”	Section 9.1
“Metawit Investor”	Preamble
“Minsheng Investor”	Preamble
“Ordinary Shares”	Recitals
“Party” and “Parties”	Preamble
“Principal Tribunal”	Section 12.11(i)(i)
“Records”	Section 8.1(g)
“Registration Expenses”	Section 8.3
“Restated Articles”	Recitals
“Shunwei Investor”	Preamble
“Valid Business Reason”	Section 6.3

1.3	Interpretation.

(a)

Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)

Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)

Law. References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(f)

References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to, this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)	Statutory References. A reference to a statute or statutory provision includes, to the extent applicable at any relevant time:

(i)	that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision;

(ii)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	any subordinate legislation or regulation made under the relevant statute or statutory provision.

(h)

Share Calculations. Any reference to a number or price of Ordinary Shares shall be appropriately adjusted to reflect any share split, share consolidation, share dividend, share reclassification, restructuring, capitalization issuance or similar transaction affecting the share capital of the Company.

(i)

Time. Except as otherwise provided, for purposes of calculating the length of time from a given day or the day of a given act or event, the relevant period shall be calculated exclusive of that day. If the day on or by which a payment must be made is not a Business Day, that payment must be made on or by the Business Day immediately following such day.

(j)	Writing. References to writing include any mode of reproducing words in a legible and non-transitory form.

(k)	Language. This Agreement is drawn up in the English language. If this Agreement is translated into any other language, the English language text shall prevail.

SECTION 2

GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1	Grant of Rights. The Company hereby grants registration rights to the Holders upon the terms and conditions set forth in this Agreement.

2.2

Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

SECTION 3

DEMAND REGISTRATION

3.1

Request for Demand Registration. At any time commencing on or after the later of (a) the fourth (4th) anniversary of the Closing (as defined in the Shareholders Agreement) and (b) the first anniversary of the IPO Effectiveness Date, Holder(s) holding in the aggregate not less than 30% of the Registrable Securities then outstanding (the “Initiating Holders”) may make a written request to the Company to register, and the Company shall use its best efforts to register, under the Securities Act (a “Demand Registration”) the number of Registrable Securities specified in such requests; provided, however, that (i) the Company shall not be obligated to effect more than two such Demand Registrations and (ii) the Company shall not be obligated to effect a Demand Registration if the Initiating Holders propose to sell their Registrable Securities in an amount less than 30% of the Registrable Securities then outstanding. For purposes of the preceding sentence, the filing of two or more Registration Statements in response to one demand shall be counted as one Demand Registration. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

3.2

Inclusion of Registrable Securities in Demand Registration. Each Holder other than Initiating Holders in respect of any Demand Registration shall have the right to have all or any portion of its Registrable Securities, included in such Demand Registration as provided in this Section 3.2. Within seven (7) days after the receipt of a request for a Demand Registration from the Initiating Holder, the Company shall (x) give written notice thereof to all of the Holders (other than such Initiating Holders) and (y) subject to Section 6.1, include in such registration the number of Registrable Securities specified in each written request for inclusion therein delivered by any Holder to the Company not later than fifteen (15) days after delivery to such Holders of the written notice referred to in clause (x) above. The failure of any Holder to respond within such 15-day period referred to in clause (y) above shall be deemed to be a waiver of such Holder’s rights under this Section 3 with respect to such Demand Registration.

3.3

Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause a Registration Statement in respect of any Demand Registration to become effective and remain effective as soon as practicable after the Company receives a request under Section 3.1. A registration shall not constitute a Demand Registration satisfying the Company’s obligations hereunder until the relevant Registration Statement has become effective and remained continuously effective for the lesser of (x) the period during which all Registrable Securities registered in the Demand Registration are sold and (y) 120 days; provided, however, that a registration shall not constitute a Demand Registration satisfying the Company’s obligations hereunder if (A) after the relevant Registration Statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (B) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder; provided further, if the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 3, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.3.

SECTION 4

INCIDENTAL OR “PIGGY-BACK” REGISTRATION

4.1

Request for Incidental Registration. If at any time after the IPO Effectiveness Date the Company proposes to register any Ordinary Shares in connection with an offering by the Company for its own account (other than a registration utilizing Form F-4 or F-8 or any successor thereto) or for the account of any shareholder of the Company other than a Holder, then each Holder shall have the right to have all or any portion of its Registrable Securities included in such registration as provided in this Section 4.1 (an “Incidental Registration”). The Company shall (x) give written notice of such proposed registration to each such Holder at least twenty (20) days before the anticipated filing date of the relevant Registration Statement, which notice shall describe the proposed registration and distribution, and (y) include in such registration the number of Registrable Securities specified in each written request for inclusion therein delivered by any Holder to the Company not later than fifteen (15) days of the receipt by such Holders of such written notice referred to in clause (x) above. The failure of any Holder to respond within such 15-day period referred to in clause (y) above shall be deemed to be a waiver of such Holder’s rights under this Section 4 with respect to such registration.

4.2

Underwritten Offering. In connection with any Incidental Registration under Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other shareholders, if any, and the managing underwriter of such offering (the “Company Underwriter”); provided, that no such terms shall impair the indemnification rights of the Holders granted under Section 9. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Holders pursuant to this Section 4, pro rata based on the number of Registrable Securities owned by each such Holder; and third, any other securities requested to be included in such offering.

SECTION 5

FORM F-3 REGISTRATION

5.1

Request for a Form F-3 Registration. At any time following the consummation of an IPO, after the Company becomes eligible to use Form F-3 in connection with a public offering of its securities, Holder(s) holding in the aggregate not less than 30% of the Registrable Securities (the “F-3 Initiating Holders”) may make a written request to the Company to register, and the Company shall use its commercially reasonable efforts to register, under the Securities Act on Form F-3 (an “F-3 Registration”) the number of Registrable Securities specified in such request; provided, however, that the Company shall not be required to effect any registration pursuant to this Section 5.1:

(a)	within ninety (90) days after the effective date of any other Registration Statement of the Company;

(b)	if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form F-3 pursuant to this Section 5.1;

(c)	if Form F-3 is not available for such offering by the F-3 Initiating Holders; or

(d)

if Holders requesting inclusion of Registrable Securities in such registration propose to sell such Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date on which the Company receives a request under Section 5.1) to the public of less than US$2,000,000.

5.2

Inclusion of Registrable Securities in F-3 Registration. Each Holder other than the F-3 Initiating Holders shall have the right to have all or any portion of its Registrable Securities included in such F-3 Registration as provided in this Section 5.2. Within ten (10) days after the receipt of a request for a F-3 Registration from the F-3 Initiating Holders, the Company shall (x) give written notice thereof to all of the Holders (other than such F-3 Initiating Holders) and (y) subject to Section 6.1, include in such registration such number of Registrable Securities specified in each written request for inclusion therein delivered by any Holder to the Company not later than ten (10) days after delivery to such Holders of the written notice referred to in clause (x) above. The failure of any Holder to respond within such 10-day period referred to in clause (y) above shall be deemed to be a waiver of such Holder’s rights under this Section 5 with respect to such F-3 Registration.

5.3

Effective F-3 Registration. The Company shall use its commercially reasonable efforts to cause a Registration Statement to become effective in respect of any F-3 Registration not later than sixty (60) days after the Company receives a request under Section 5.1.

5.4	No Demand Registration. No registration requested by any Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.1.

SECTION 6

PROVISIONS APPLICABLE TO DEMAND REGISTRATIONS AND F-3 REGISTRATIONS

6.1

Underwriting Procedures. If the Initiating Holders or the F-3 Initiating Holders, as the case may be, holding not less than 30% of the Registrable Securities held by all of the Initiating Holders or F-3 Initiating Holders, as the case may be, so elect, the Company shall use its commercially reasonable efforts to cause the relevant Demand Registration or F-3 Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 6.2. In connection with any Demand Registration or F-3 Registration involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon among the Company, the Approved Underwriter and the Initiating Holders or F-3 Initiating Holders, as the case may be, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the Holders, pro rata based on the number of Registrable Securities owned by such Holders; and second, any other securities requested to be included in such offering.

6.2

Selection of Underwriters. If any Demand Registration or F-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select an investment banking firm of international reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or F-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

6.3

Delay or Withdrawal for Valid Business Reasons. If the Board, in its good faith judgment, determines that any Demand Registration or F-3 Registration would (A) materially interfere with a material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act, and that it is therefore essential in the interests of the Company that such registration not proceed (each, a “Valid Business Reason”), the Company may (a) postpone filing a Registration Statement until such Valid Business Reason no longer exists, but in no event for more than (i) ninety (90) days, in the case of a Registration Statement relating to a Demand Registration or (ii) sixty (60) days, in the case of a Registration Statement relating to a F-3 Registration, and (b) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board, such majority to include at least the IDG Director, the AMC Director, the Minsheng Director and the Metawit Director (each as defined in the Shareholders Agreement), may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 6.3 more than once in any twelve (12) month period.

SECTION 7

HOLDBACK AGREEMENTS

7.1

Restrictions on Public Sale by Holders. If (x) requested (A) by the Company, the Initiating Holders or the F-3 Initiating Holders, as the case may be, in the case of a non-underwritten public offering or (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering and (y) all of the Company’s officers and directors, and all of the Company’s shareholders holding more than one percent (1%) of the Company’s outstanding capital stock, execute agreements setting forth restrictions identical to those referred to in this Section 7.1, no Holder shall, during the ninety (90) day period commencing on the effective date of any Registration Statement filed by the Company in connection with any public offering of Ordinary Shares, (x) effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities (including without limitation a sale pursuant to Rule 144 under the Securities Act), except pursuant to such registration, or (y) make any request for a Demand Registration or F-3 Registration under this Agreement. No Holder or officer, director or other shareholder shall be released from any obligation under this Section 7.1 or under any agreement setting forth restrictions similar to those set forth in this Section 7.1 unless all other Holders are also released from their obligations under this Section 7.1.

7.2

Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form F-4 or F-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Holders of Registrable Securities are participating and ending on the earlier of (x) the date on which all Registrable Securities registered pursuant to such Registration Statement are sold and (y) 120 days after the effective date of such Registration Statement (except as part of the registration effected pursuant to such Registration Statement).

SECTION 8

REGISTRATION PROCEDURES

8.1

Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(a)

prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

(b)

prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)

furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)

register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(e)

notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall, if required by rules and regulations of the relevant exchange or applicable securities law, promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)

enter into and perform customary agreements (including an underwriting agreement in customary form with the Underwriter, if any) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;

(g)

make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, that records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors prior to its disclosure by the Company from sources not subject to any confidentiality obligation to the Company with respect to such information or such information has been made generally available to the public; and provided, further, that each seller of Registrable Securities shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(h)

if such sale is pursuant to an underwritten offering, obtain “cold comfort” letters, dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(i)

comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(j)

cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(k)	keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(l)

cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(m)	take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

8.2

Notice to Discontinue. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.1(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.1(e) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 8.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 8.1(e).

8.3	Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation,

(a)	Commission, stock exchange and FINRA registration and filing fees;

(b)

all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement);

(c)	all printing, messenger and delivery expenses;

(d)

the fees, disbursements and other charges of counsel to the Company and of the Company’s independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), provided that in respect of each Demand Registration, expenses of any special audit shall be subject to a maximum of US$25,000; and

(e)

any liability insurance or other premiums for insurance obtained in connection with any Demand Registration, Incidental Registration or F-3 Registration pursuant to the provisions set forth in this Agreement, regardless of whether the relevant Registration Statement is declared effective.

All of the expenses described above in this Section 8.3 are referred to herein as “Registration Expenses”. The Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Holders’ Registrable Securities and, except as provided above, shall bear the fees, disbursements and other charges of their own counsel. Each Holder participating in a registration shall bear such Holder’s proportionate share (based on the total number of securities sold in such registration other than for the account of the Company) of (a) all discounts, commissions or other amounts payable to underwriters, brokers or special counsel in connection with the relevant offering and (b) expenses exceeding the maximum amounts stated in the proviso in paragraph (d) above; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 3 and 5, if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 3.

SECTION 9

INDEMNIFICATION; CONTRIBUTION

9.1

Indemnification by the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, its partners, directors, officers and Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Holder from and against any and all losses, claims, damages, liabilities and reasonable expenses, including without limitation fees, disbursements and other charges of counsel and costs of investigation (each, a “Liability” and collectively, “Liabilities”) arising out of or based upon:

(a)

any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto);

(b)

any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; or

(c)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with any offering of Registrable Securities pursuant to a Registration Statement;

except in each case insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Holder furnished in writing to the Company by such Holder expressly for use therein. The Company shall also indemnify, to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities and otherwise as may be customary in connection with similar underwritings, each underwriter of the Registrable Securities, its officers, directors and employees and each Person who controls (within the meaning of Section 15 of the Securities Act) such underwriter; provided, however, that the indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

9.2

Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, such Holder shall promptly furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information with respect to such Holder required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading. Each Holder shall indemnify and hold harmless the Company, any underwriter underwriting a distribution of securities by the Company and each Person who controls (within the meaning of Section 15 of the Securities Act) the Company or such underwriter from and against any Liabilities arising out of or based upon:

(a)

any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto); or

(b)

any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, but in each case only to the extent that such statement, omission or alleged omission was made in reliance upon and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, prospectus, preliminary prospectus, notification or offering circular;

provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 9.2 shall be limited to the net proceeds received by such Holder in the offering to which the Registration Statement or prospectus relates.

9.3	Conduct of Indemnification Proceedings.

Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided in this Section 9.3, the Indemnifying Party shall be entitled to participate in and, to the extent it may elect, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party; provided, that the Indemnifying Party shall not have the right to assume the defense of any such action if (a) the named parties to such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (b) the Indemnifying Party fails to assume the defense of such action promptly with counsel approved by the Indemnified Party as provided above or (c) the Indemnifying Party is unable to provide evidence reasonably satisfactory to the Indemnified Party of its financial capacity to fulfill its indemnification obligations hereunder. If the Indemnifying Party assumes the defense of any such action, the Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party except in the circumstances described in clause (a) of the immediately preceding sentence. If the Indemnifying Party does not assume the defense of any such action, it shall not be liable for the fees, disbursements and other charges of more than one separate firm of attorneys (in addition to local counsel) for all Indemnified Parties similarly situated in such action, except to the extent that any Indemnified Party is advised by counsel that representation of all Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct or that there may be one or more legal defenses available to such Indemnified Party that are inconsistent with those available to other Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a Party and has sought indemnification hereunder unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

9.4	Contribution.

(a)

If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a Party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9.1, 9.2 and 9.3, any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Holder shall be limited to the net proceeds received by such Holder in the offering.

(b)

The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 10

RULE 144

10.1

From and after the IPO Effectiveness Date, the Company shall (a) file any reports required to be filed by it under the Exchange Act, (b) make and keep public information available, as those terms are understood or defined under Rule 144 and (c) take such further action as each Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (b) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Holder, deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 11

NON-U.S. LISTINGS

In the event that the Ordinary Shares are listed on any securities exchange outside the United States, the Company shall (a) use all reasonable and diligent efforts to cause all Conversion Shares to be approved for listing and freely tradable on such stock exchange, subject to any lock-ups required pursuant to the rules and regulations of the relevant exchange or applicable securities law and (b) furnish to the Holders such number of copies of prospectuses and such other documents as they may reasonably request to facilitate the disposition of Conversion Shares by the Holders on such exchange.

SECTION 12

MISCELLANEOUS

12.1

Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 3, 4, and 5 shall terminate upon the earliest to occur of: (a) the fifth anniversary of the IPO Effectiveness Date; or (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Registrable Securities without limitation during a thirty-day period without registration.

12.2

Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Ordinary Shares, (b) any and all ordinary or ordinary shares of common stock of the Company into which the Ordinary Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (c) any and all equity securities of the Company, any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Ordinary Shares. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

12.3

No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein. Without the prior written consent of Holders holding in aggregate not less than 66% of the Registrable Securities then outstanding, the Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights (including any incidental or piggyback registration right that is in any respect superior to the right to Incidental Registration to which the Holders are entitled) to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

12.4

Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

12.5	Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, waived, modified or supplemented without the written consent of each Party.

12.6	Notice Addresses and Method of Delivery. The initial address and facsimile for each Party for the purposes of this Agreement are:

the Company:	Attention: Address:	Yulin WANG Kingsoft Tower, No 33 Xiao Ying West Road, Haidian District, Beijing (100085)
Electronic Mail: *

the IDG Investor:	Attention: Address:	Chi Sing HO c/o IDG Capital Management (HK) Ltd. Unit 5505, The Center 99 Queen’s Road Central, Hong Kong
	Fax:	*

With a copy to:

	Attention: Address:	Ms. Bin Li/Ms. Mi Zhou Room 616, Tower A, COFCO Plaza, 8 Jianguomennei Dajie Beijing, 100005, P.R. China
	Fax:	*

Kingsoft:	Attention: Address:	Francis NG Kingsoft Tower, No 33 Xiao Ying West Road, Haidian District, Beijing (100085)
Electronic Mail: *

the AMC Investor:	Attention: Zhang Xiaoling Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands Fax: *

the CM Investor:	Attention: Vivien Wong Address: 48/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong Electronic Mail: *

the Metawit Investor:	Attention: Tseng, Kuo-Lung Address: Suite 1603, 135 Trade Center,135 Bonham Strand, Sheung Wan, Hong Kong Electronic Mail: *

the Minsheng Investor:	Attention: Zheng Cao Address: 18/F, Tower C, Minsheng Financial Center, No.28 Jianguomennei Avenue, Beijing, China Electronic Mail: *

the Shunwei Investor:

Attention: MR. TUCK LYE KOH (许达来)

Address: Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands

Electronic Mail: *

With a copy to:

Attention: Mr. Tuck Lye Koh (许达来)

Address: Unit 1309A, 13/F, Cable TV Tower, No. 9 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong

Email: *

Telephone: *

Fax: *

the Forebright Investor:	Attention: the Board of Director Address: C/O Forebright Capital Management Limited, Suite 3720 Jardine House, 1 Connaught Place, Central, Hong Kong Electronic Mail: *

FutureX Capital:	Attention: Laurel Rong Address: Units 2401-03, 24/F., Grand Millennium Plaza,181 Queen’s Road Central, Hong Kong Electronic Mail: *

the CIIF Investor	Attention: CHENG Fan (程帆) Address: Building 20, No. 1 Tianning Cultural and Technological Innovation Park, No. 16 Lianhuachi East Road, Xicheng District, Beijing Fax: * Email: *

the CCBI Investor

Attention: Ricky Gao

Address: 12/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong

Fax: *

Email: *

Attention: Jason Han

Address: 12/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong

Fax: *

Email: *

12.7

Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and permitted assigns of each of the Parties hereto, including without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Shareholders Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement and, by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and shall be entitled to receive the benefits hereof, provided that the Holder has given written notice to the Company in respect of the transfer and that such transfer (a) is in connection with a transfer of all of its Registrable Securities, (b) involves a transfer of at least 100,000 Registrable Securities or (c) is made to institutional partner(s) of the Holder or any transferees who agreed to act through a single representative. Except as provided in Section 9, no Person other than the parties hereto and their heirs, legatees, legal representatives, successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

12.8

Counterparts. This Agreement may be executed in fifteen counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.9	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.10	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

12.11	Arbitration.

(a)

Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement (or the interpretation, breach, termination or validity thereof) shall be resolved through arbitration. A dispute may be submitted to arbitration upon the request of either Party with written notice to the other (the “Arbitration Notice”).

(b)

The arbitration shall be conducted in Hong Kong and administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the UNCITRAL Arbitration Rules in force at the time of the initiation of the arbitration. There shall be three (3) arbitrators. The claimants to the dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator, within thirty (30) days after the delivery of the Notice to the other Party. Both arbitrators shall agree on the third arbitrator within thirty (30) days of their appointment. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the HKIAC. The arbitration shall be conducted in the English language.

(c)

Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

(d)	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(e)

When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(f)	The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(g)	Either Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

(h)	The Parties to this Agreement are bound by this arbitration agreement (the “Arbitration Agreement”), each to each other, provided they have signed this Agreement.

(i)	The Parties to this Arbitration Agreement agree to the consolidation of arbitrations in accordance with the provisions of this Section 12.11.

(i)

In the event of two or more arbitrations having been commenced under the Arbitration Agreement, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any Party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any Party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the Party making such application shall give notice to the other Parties to the arbitrations.

(ii)

The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the Parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All Parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(iii)

If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 12.11); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the Parties are properly formulated and resolved.

(iv)

Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(v)

The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 12.11 where such objections are based solely on the fact that consolidation of the same has occurred.

12.12

Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

12.13

Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the other Transaction Documents (as defined in the Shareholders Agreement). This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter including the Prior Registration Agreement.

12.14

Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement.

12.15

Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Series D+ Share Purchase Agreements (as defined in the Shareholders Agreement) or the Shareholders Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

KINGSOFT CLOUD HOLDINGS LIMITED

By:	/s/ Yulin Wang
Name: Yulin Wang
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CELESTIAL POWER LIMITED

By:	/s/ Chi Sing Ho
Name: Chi Sing Ho Title: Authorised Signatory

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

KINGSOFT CORPORATION LIMITED

By:	/s/ Ng Yuk Keung
Name: Ng Yuk Keung
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CHINAAMC SPECIAL INVESTMENT LIMITED

By:	/s/ Xiaoling Zhang
Name: Xiaoling Zhang Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BUDDIES TEAM LIMITED

By:	/s/ Vivien Wong
Name: Vivien Wong Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

METAWIT Capital L.P. (元慧资本有限合伙)

By:	/s/ Tseng, Kuo-Lung
Name: Tseng, Kuo-Lung Title: Authorized Signatory of METAWIT Management Ltd acting as General Partner for and on behalf of METAWIT Capital L.P.

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NEW CLOUD LTD.

By:	/s/ Dingzhe Liu
Name: Dingzhe Liu Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SHUNWEI GROWTH III LIMITED

By:	/s/ Tuck Lye KOH
Name: Tuck Lye KOH Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PRECIOUS STEED LIMITED

By:	/s/ Ip Kun Wan
Name: Ip Kun Wan Title: Authorised Signature

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

FUTUREX INNOVATION SPC – Special Opportunity Fund VI SP

By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner)

By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

FutureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios)

By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

Howater Innovation I Limited Partnership

By:	/s/ Zhang Qian
Name: Zhang Qian
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CHINA INTERNET INVESTMENT FUND. (中国互联网投资基金（有限合伙）)

Seal: /s/ Seal of China Internet Investment Fund.

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DESIGN TIME LIMITED

By:	/s/ Li Ngai
Name: Li Ngai
Title: Director

KINGSOFT CLOUD HOLDINGS LIMITED

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]